NONSTATUTORY STOCK OPTION AGREEMENT
                                 GRANTED [DATE]

Grantee:                                             [NAME] ("Director")

Aggregate Number of Shares Subject to Option:
                                             -----------

The terms and conditions of the Nonstatutory Stock Option Agreement are set forth on pages 2 through 5.

I HEREBY AGREE TO THE TERMS AND CONDITIONS HEREINAFTER SET FORTH IN THIS NONSTATUTORY STOCK OPTION AGREEMENT DATED [DATE].


-------------------------------             ----------------------------------
Director Signature                          Date

Please sign in the space indicated above to indicate your acceptance of this Option grant. RETURN THIS PAGE TO:

                  SUSAN KEITH
                  VICE PRESIDENT AND SECRETARY
                  HALLIBURTON COMPANY
                  3600 LINCOLN PLAZA
                  500 NORTH AKARD STREET
                  DALLAS, TEXAS 75201-3391
                  FAX:  (214) 978-2783   (facsimile copies are acceptable)

                       NONSTATUTORY STOCK OPTION AGREEMENT
                              TERMS AND CONDITIONS

         AGREEMENT  made  as of the     day of                 ,      ,  between
                                    ---        ----------------  -----
HALLIBURTON COMPANY, a Delaware corporation (the "Company"), and Director.

         To carry out the purposes of the HALLIBURTON COMPANY 1993 STOCK AND LONG-TERM INCENTIVE PLAN (the "Plan"), by affording Director the opportunity to purchase shares of common stock, par value $2.50 per share, of the Company ("Stock"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Director hereby agree as follows:

         1. Grant of Option. The Company hereby irrevocably grants to Director the right and option ("Option") to purchase all or any part of the number of shares of Stock set forth on the preceding page, on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Purchase Price.  The purchase price of Stock  purchased  pursuant to
the  exercise  of this  Option  shall be  $           per share,  which has been
                                           ----------
determined to be not less than the fair market value of the Stock at the date of grant of this Option. For all purposes of this Agreement, fair market value of Stock shall be determined in accordance with the provisions of the Plan.

         3. Exercise of Option. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Vice President and Secretary, at any time and from time to time beginning six months after the date of grant hereof.

         This Option is not transferable otherwise than by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined by the Code. The foregoing notwithstanding, while serving as a member of the Company's Board of Directors, Director may, in Director's sole discretion but subject to compliance with such rules and procedures as the Company may establish, transfer this Option (or a portion thereof) to Director's spouse, children, or grandchildren (including adopted and step children and grandchildren) ("Immediate Family"), or to a trust solely for the benefit of Director and members of Director's Immediate Family, or to a partnership or limited liability company whose only partners or shareholders are Director and members of Director's Immediate Family. Director's rights under this Agreement shall pass to the transferee and such transferee may exercise this Option (or such portion thereof as has been transferred) and all rights granted by this Agreement to the extent Director was entitled to exercise this Option during Director's lifetime, or in the event of Director's death, to the extent this Option would have been exercisable by Director's beneficiaries or heirs had this Options not been transferred prior to death. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or of such rights contrary to the provisions hereof or in the Plan, or upon the levy of any attachment or similar process upon this Option or such rights, this Option and such rights shall immediately become null and void.

         Except as provided above, this Option may be exercised only while Director remains a director of the Company, subject to the following exceptions:

                  (a) If Director dies while serving as a member of the Board of Directors of the Company, Director's estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director, may exercise this Option in full at any time prior to the Expiration Date (as defined below) or within three years following the date of Director's death, whichever is shorter.

                  (b) If Director's service on the Board terminates for any reason other than death, this Option may be exercised in full by Director at any time prior to the Expiration Date or within three years following such termination of service, whichever is shorter, or by Director's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) during the remainder of the foregoing period if Director dies during such period.

                  This Option shall not be exercisable in any event prior to the expiration of six months from the date of grant hereof or after the expiration of ten years from the date of grant hereof (the "Expiration Date") notwithstanding anything hereinabove contained. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), (b) by delivering to the Company shares of Stock having a fair market value equal to the purchase price and which shares, if acquired from the Company, have been held by Director for more than six months, or (c) by a combination of cash or Stock. Payment may also be made by delivery (including by facsimile transmission) to the Company of an executed irrevocable option exercise form, coupled with irrevocable instructions to a broker-dealer designated by the Company to simultaneously sell a sufficient number of the shares as to which the option is exercised and deliver directly to the Company that portion of the sales proceeds representing the exercise price. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof; rather, Director shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Director, Director (or the person permitted to exercise this Option in the event of Director's death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

         4. Status of Stock. Notwithstanding any other provision of this Agreement, in the absence of an effective registration statement for issuance under the Securities Act of 1933, as amended (the "Act"), of the shares of Stock acquirable upon exercise of this Option, or an available exemption from registration under the Act, issuance of shares of Stock acquirable upon exercise of this Option will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. The Company intends to use its best efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available upon an exercise of this Option, Director (or the person permitted to exercise this Option in the event of Director's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

         Director agrees that the shares of Stock which Director may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state. Director also agrees (i) that the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

         5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Director.

         6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Director has executed this Agreement, all as of the day and year first above written.


                                       HALLIBURTON COMPANY



                                       By:
                                          --------------------------------
                                          Name:
                                               ---------------------------
                                          Title:
                                                --------------------------

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